Exhibit 13.1

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Orbotech Ltd., a company organized under the laws of the State of Israel (the “Company”), for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s best knowledge, that:

1.	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

By:	/s/ Raanan Cohen	By:	/s/ Doron Abramovitch
	Raanan Cohen		Doron Abramovitch
	President and		Corporate Vice President and
	Chief Executive Officer		Chief Financial Officer

Date:	February 23, 2012	Date:	February 23, 2012